UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2006
GREAT WALL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-110906	20-0178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Madison Avenue, 15th Floor, New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 753-0804
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events
As previously announced, Great Wall Acquisition Corporation (the “Company”) announced that a majority of the holders of the issued and outstanding ordinary shares of ChinaCast Communication Holdings Limited, a corporation formed under the laws of Bermuda, have irrevocably agreed to accept a pre-conditional voluntary tender offer made by the Company. The transaction is intended to be a qualifying “business combination” under the Company’s charter, and if it is approved by the Company’s stockholders, the Company intends to complete it as soon as possible. Upon consummation of the transaction, ChinaCast and its subsidiaries will become subsidiaries of the Company, which in turn will be at least 65.7% owned by former ChinaCast shareholders (without taking into account outstanding Great Wall warrants).
Since this proposed business combination was announced on September 13, 2005, the Company, based on ChinaCast’s representations to it, has included descriptions of ChinaCast as a “leading provider” of “e-learning services and content” in a number of its public filings, including the Company’s reports and registration statement filed under the Securities Exchange Act of 1934 and the Securities Act of 1933. Since it is more accurate to describe ChinaCast as a “carrier” (as opposed to a “provider”) of e-learning content, the Company may be subject to claims based on such description of ChinaCast’s business.
This description of ChinaCast was included in the Company’s (a) Form 8-K filed September 14, 2005; (b) Form 10-QSB filed November 21, 2005; (c) preliminary proxy materials on Schedule 14A filed December 27, 2005, February 14, 2006, February 28, 2006 and March 6, 2006; (d) definitive proxy statement on Schedule 14A filed March 8, 2006; (e) Form 10-KSB filed May 5, 2006; (f) Form 10-QSB filed May 22, 2006; (g) Form 10-KSB/A filed September 7, 2006; (h) Form 10-QSB/A filed September 7, 2006; (i) Rule 425 filings dated October 12, 2005 and May 25, 2006; and (j) Form S-4 and related amendments filed May 12, 2006, May 15, 2005, August 14, 2006, September 11, 2006 and October 20, 2006.
The Company is unable to predict the likelihood that claims might be made with regard to the foregoing or estimate any amounts for which it might be liable if any such claim was made, except that the Company believes that any liability would be immaterial to the combined company if the business combination with ChinaCast is consummated in light of ChinaCast’s cash position of approximately US$55.3 million as of June 30, 2006. If the business combination is not approved, any amount paid on a claim might reduce the IPO trust account proceeds available for distribution to stockholders if such amount is not reimbursed by ChinaCast or the indemnification obligations of the Company’s founders are not satisfied, and, in such event, the Company’s stockholders would potentially be liable for any such claims to the extent of distributions received by them in a dissolution.

WHERE YOU CAN FIND MORE INFORMATION
In connection with the proposed ChinaCast acquisition, the Company has filed a registration statement on Form S-4 (Registration No. 333-134098) with the U.S. Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the preliminary proxy statement/prospectus contained therein and the definitive proxy statement/prospectus which is expected to be distributed to stockholders, and any other relevant documents filed with the SEC, because they contain important information about the Company, ChinaCast and the proposed transaction, including detailed risk factors. The preliminary and definitive proxy statement/prospectus and other documents filed by the Company are available free of charge at the SEC’s website, http://www.sec.gov, or by directing a request to Great Wall Acquisition Corporation, 660 Madison Avenue, 15th Floor, New York, New York, 10021, Attention: Richard Xue. ChinaCast is a public company listed on the on the Main Board of the Singapore Exchange Securities Trading Limited. Copies of filings made by ChinaCast with the Singapore Exchange are available on its web site, http://www.sgx.com.sg.
Great Wall, ChinaCast and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation is set forth in the Company’s Form S-4 registration statement.
Information contained in the preliminary proxy statement/prospectus included in the Company’s Form S-4 registration statement is not complete and may be changed, and neither that document nor this is an offer to sell or a solicitation of an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted. No such sales may be made until the registration statement becomes effective.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2006	GREAT WALL ACQUISITION CORPORATION
	By:	/s/ Kin Shing Li
		Name:	Kin Shing Li
		Title:	Chairman of the Board, Chief Executive Officer and Secretary